Exhibit 23
Consent of Independent Registered Public Accounting Firm

The Board of Directors
RXO, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-268006) on Form S-8 of our report dated February 24, 2023, with respect to the consolidated financial statements of RXO, Inc.

/s/ KPMG LLP

Stamford, Connecticut
February 24, 2023